UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 6, 2010
CHATHAM LODGING TRUST
(Exact name of Registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation or Organization)	001-34693 (Commission File Number)	27-1200777 (I.R.S. Employer Identification No.)

50 Cocoanut Row, Suite 216
Palm Beach, Florida (Address of principal executive offices)	33480 (Zip Code)
(561) 802-4477
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed from last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On August 6, 2010, Chatham Lodging Trust (the “Company”) entered into an agreement (the “Agreement”) to acquire the Residence Inn by Marriott® — New Rochelle in New Rochelle, New York (the “Hotel”) for a cash purchase price of $21 million. The acquisition of the Hotel is expected to close within 45 days of the date of the Agreement, subject to satisfactory completion of due diligence and other customary closing conditions. However, the Company can give no assurance that the transaction will be consummated within the expected time period, or at all. A copy of the press release announcing the transaction is filed as Exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description
99.1	Press release dated August 6, 2010

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHATHAM LODGING TRUST
Date: August 9, 2010	By:	/s/ Julio E. Morales
Julio E. Morales
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press release dated August 6, 2010